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							EXHIBIT 4.6

  NOTE        AGENT'S NAME                 (MDFC logo appears here)
  NUMBER      		                   McDONNELL DOUGLAS
  					   FINANCE CORPORATION
                                           100 Oceangate, Suite 900
                                           Long Beach, California

  PRINCIPAL   TRADE DATE  DATE OF NOTE
  AMOUNT

  MATURITY TRUSTEE'S  TRUSTEE'S   INTEREST  TAXPAYER'S ID    TRANSFERRED
  DATE     CUST. NO.  TICKET NO.  RATE      OR SOC. SEC. NO.

  NAME AND ADDRESS OF REGISTERED OWNER                 SERIES II
                                                       MEDIUM-TERM
                                                       NOTE
                                                       CONFIRMATION

                                                       PAYING AGENT - TRUSTEE
                                                       BANKERS TRUST COMPANY

  CUSTOMER'S  RETAIN FOR  THE TIME OF THE         PLEASE SIGN AND  SEE REVERSE
  COPY        TAX         TRANSACTION WILL BE     RETURN ENCLOSED  SIDE
              PURPOSES    FURNISHED UPON WRITTEN  RECEIPT
                          REQUEST OF THE CUSTOMER

    REGISTERED           (MDFC logo appears here)        REGISTERED
  NO.                                                  $

                      McDONNELL DOUGLAS FINANCE CORPORATION
                         % Series II Medium-Term Note

  ORIGINAL ISSUE DATE                             MATURITY DATE

    McDONNELL DOUGLAS FINANCE CORPORATION, a Delaware corporation
 (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promises to pay to or registered assigns, the principal sum of


                                                                     DOLLARS
on the Maturity Date shown above, and to pay interest thereon at the rate per annum shown above. The Company will pay interest semi-annually on February 15 and August 15, commencing with the February 15 or August 15 immediately following the Original Issue Date shown above, and on the Maturity Date shown above, provided, however, that if the Original Issue Date shown above is after
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February 1 and on or before the immediately following February 15 or after
August 1 and on or before the immediately following August 15, interest payments will commence on the next succeeding August 15 or February 15 as the case may be. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or the September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

	Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. This Note is one of the series designated as Series II Medium-Term Notes (the "Notes").

	Unless the certificate of authentication hereof has been executed by the Trustee under such Indenture this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purposes.

	IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile, under its corporate seal to be imprinted hereon.

Dated:           			McDONNELL DOUGLAS FINANCE CORPORATION
                       (MDFC corporate seal
                            appears here)
                                                       By
TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities                   /s/ James T. McMillan
of the series designated herein
referred to in the within-mentioned
Indenture                                           President

     BANKERS TRUST COMPANY, as Trustee         Attested:

 By                                             /s/ H. David Heumann
						Authorized Officer/Assistnt Secretary

				COMMISSION SCHEDULE

	On sales agent of McDonnell Douglas Finance Corporation we will receive a commission equal to the following percentage of the principal amount of Notes sold:

	Term                          		Commission Rate
From 9 months to 1 year		                   .125%
More than 4 years to 7 years    		   .50 %
More than 7 years to 15 years             	   .625%

	For each Note with a term of more than one year and not more than four years, the commission rate shall be: Term (in number of full months) X 1/12 X
 .125% of principal amount.



               		McDONNELL DOUGLAS FINANCE CORPORATION
			     Series II Medium-Term Note

	This Note is one of a duly authorized issue of Securities of the Company (hereinafter called the "Securities"), unlimited as to principal amount, issued and to be issued under an indenture dated as of April 1, 1983 (herein called the "Indenture"), between the Company and Bankers Trust Company, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

	The Notes will not have a sinking fund and are not redeemable prior to maturity.

	If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

	The Indenture permits, with certain exceptions as therein provide, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon
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

all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor in lieu hereof whether or not notation for such consent or waiver is made upon this Note.

	No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

	As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Holder hereof in the Security Register upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

	The Notes are issuable only as registered Notes without coupons in denominations of $100,000 and any larger denomination which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series of different authorized denominations, as requested by the Holder surrendering the same.

	No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

	Prior to due presentment for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

	The Holder of this Note shall not have recourse for the payment of principal of or interest on this Note or for any claim based on this Note or the Indenture, against any director, officer or stockholder, past, present or future, of the Company. By acceptance of this Note, the Holder waives any such claim against any such Person.

	All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

	FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
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

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER OF
ASSIGNEE

 ______________________________________________________________________________
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE
 ______________________________________________________________________________

 ______________________________________________________________________________
 the within Note of McDONNELL DOUGLAS FINANCE CORPORATION and hereby does irrevocably constitute and appoint

 ______________________________________________________________________Attorney
 to transfer the said Note on the books of the within Company, with full power of substitution in the premises.

 Dated _______________________           _____________________________________

 					 _____________________________________
                                         NOTICE:  The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         Note in every particular without
                                         alteration or enlargement or any
                                         change whatever.
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 6  (THIS PAGE REPRESENTS THE CARBON COPY FOR TRUSTEE, AGENT AND COMPANY)


NOTE        AGENT'S NAME                (MDFC logo appears here)
NUMBER
						McDONNELL DOUGLAS
						FINANCE CORPORATION
						100 Oceangate, Suite 900
						Long Beach, California

PRINCIPAL   TRADE DATE  DATE OF NOTE
AMOUNT

MATURITY    TRUSTEE'S   TRUSTEE'S     INTEREST   TAXPAYER'S ID    TRANSFERRED
DATE        CUST. NO.   TICKET NO.    RATE       OR SOC. SEC. NO.

NAME AND ADDRESS OF REGISTERED OWNER                    SERIES II
							MEDIUM-TERM
							NOTE
                                                        CONFIRMATION

                                                        PAYING AGENT - TRUSTEE
                                                        BANKERS TRUST COMPANY

FOR TRUSTEE/AGENT/COMPANY RECORDS

REGISTERED           (MDFC logo appears here)        	REGISTERED
NO.                                                  $

		McDONNELL DOUGLAS FINANCE CORPORATION
	      	    % Series II Medium-Term Note


Received of BANKERS TRUST COMPANY, the Series II Medium-Term Note of McDonnell Douglas Finance Corporation bearing the above serial number, payable to or registered assigns,






Dated:
                              		_____________________________________
                  RECEIPT
                  NOT NEGOTIABLE        By __________________________________

                                        Date ________________________________